Exhibit 99.1

Apple Hospitality REIT Acquires Hyatt House and Hyatt Place in Tempe, Arizona

RICHMOND, Va. (August 14, 2020) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced the opening and acquisition of the new 105-room Hyatt House and 154-room Hyatt Place in Tempe, Arizona (the “Hotels”), for a gross purchase price of approximately $64.6 million, or approximately $249,000 per key.

“We are pleased to enhance the diversification of our portfolio with the acquisition of these newly developed Hotels in the dynamic Tempe market,” said Nelson Knight, President, Real Estate and Investments of Apple Hospitality. “Ideally located on the Tempe campus of Arizona State University near premier athletic facilities and the planned multi-sports arena, the Hotels are well positioned to serve the area’s business and leisure travelers. As part of Apple Hospitality’s commitment to sustainability and the intentions of ASU, the Hotels were designed and developed in line with LEED certification requirements. We contracted for the development of the Hotels in 2018 and are pleased to have secured attractive per-key pricing prior to the start of construction, which we believe adds meaningful value and speaks to the strength of our relationship with the developer.”

The Hotels comprise a dual-branded complex that is located at 601 East 6th Street in Tempe, Arizona, on Arizona State University’s (“ASU”) Tempe campus, across from Desert Financial Arena, within walking distance of Sun Devil Stadium, a short drive from Phoenix Sky Harbor International Airport, and in close proximity to a Valley Metro Rail stop. The Hotels are part of the initial phase of the Novus Innovation Corridor, a modern, mixed-use development integrated with ASU’s Tempe campus that will house offices, residences, retail stores and restaurants throughout 355 acres. In addition to a variety of leisure and collegiate demand generators, Tempe is also home to numerous corporate offices including State Farm, Insight Enterprises, Inc., Carvana, Honeywell International, Inc., ADP, Wells Fargo and many others.

Following this acquisition, the Apple Hospitality portfolio includes 235 hotels with more than 30,000 guest rooms geographically diversified throughout 34 states.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 235 hotels with more than 30,000 guest rooms located in 87 markets throughout 34 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 104 Marriott-branded hotels, 126 Hilton-branded hotels, three Hyatt-branded hotels and two independent hotels. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the adverse effect of COVID-19, including possible resurgences, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases or other factors, the slowing or potential rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804‐727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.